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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      October 8, 1999 (September 24, 1999)





                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)

           TENNESSEE                     000-22217              62-1493316
(State or other jurisdiction of         (Commission          (I.R.S. employer
incorporation or organization)         File Number)         identification no.)

              20 BURTON HILLS BOULEVARD
                NASHVILLE, TENNESSEE                                 37215
      (Address of principal executive offices)                    (Zip code)



                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

       Effective September 24, 1999, AmSurg Holdings, Inc. ("AmSurg"), a subsidiary of AmSurg Corp. (the "Company"), acquired from Mid-Florida Surgery Center, Inc., a Florida corporation (the "Seller"), a fifty-four percent ownership interest in the assets comprising the business operations of an ambulatory surgery center (the "Center") in Mount Dora, Florida.

       Pursuant to the terms of the Asset Purchase Agreement dated September 24, 1999, by and among AmSurg, the Company and the Seller, AmSurg paid an initial purchase price of $6,374,859 in cash and the Company issued to the Seller 117,338 shares of its Class A Common Stock, subject to adjustment as set forth in the Asset Purchase Agreement. The cash used in the purchase transaction was provided primarily from borrowings under the Company's revolving credit agreement with SunTrust Bank, Nashville. The consideration paid to the Seller was determined through arm's-length negotiations between AmSurg and the shareholders of the Seller. Following the asset purchase, AmSurg and the Seller contributed their respective ownership in the assets of the Center into a newly formed limited liability company, The Mount Dora Ophthalmology ASC, LLC, and received proportionate membership therein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

       It is impractical to provide at this time the financial statements and pro forma financial information required by Items 7(a) and 7(b). The Company anticipates filing this information in an amendment to this Form 8-K on or prior to December 8, 1999.

(c)    Exhibits:

       2 Asset Purchase Agreement dated September 24, 1999 by and among AmSurg Holdings, Inc., AmSurg Corp. and Mid-Florida Surgery Center, Inc.








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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      AMSURG CORP.



                                      By: /s/ Claire M. Gulmi
                                          --------------------------------------
                                          CLAIRE M. GULMI

                                          Senior Vice President and Chief
                                          Financial Officer (Principal
                                          Financial and Duly Authorized Officer)

Date:  October 8, 1999








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                                INDEX TO EXHIBITS

    EXHIBIT
    NUMBER                            DESCRIPTION
    ------                            -----------

       2      Asset Purchase Agreement dated September 24, 1999 by and among
              AmSurg Holdings, Inc., AmSurg Corp. and Mid-Florida Surgery
              Center, Inc.











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